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                            COMMERCIAL OFFICE LEASE

                  THIS LEASE, made and entered into this 16th day of November, 1993 by and between GARY A. POLIAKOFF, TRUSTEE (hereinafter referred to as "Landlord"), and THE ULTIMATE SOFTWARE GROUP, LTD. (hereinafter referred to as "Tenant");

                           W I T N E S S E T H: THAT

                  In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, the Landlord demises and leases to the Tenant, and Tenant takes, accepts and rents from Landlord, the premises hereinafter described, for the period, at the rental, and upon the terms and conditions hereinafter set forth.


                                   ARTICLE I

                                    PREMISES

                  SECTION 1.01. PREMISES. Landlord leases to Tenant, and
Tenant leases from Landlord, on the terms and for the rental set forth, the premises known as Suite C-307, in the Office Building located at 3111 Stirling Road, in the City of Ft. Lauderdale, County of Broward, and State of Florida, which demised premises contains three thousand four hundred sixty (3,460) square feet, more or less, of net leasable area (as hereinafter defined) referred to herein as the "Premises." The Premises are outlined on the floor plan drawing attached as Exhibit A and made a part hereof. The Landlord reserves the right, at any time, to relocate the various tenants at the expense of Landlord. The Landlord also reserves the right to reduce, enlarge or reconfigure the Office Building and automobile parking areas.

                  SECTION 1.02. NET RENTABLE AREA. The term "net rentable area" shall refer to the area calculated within the boundaries defined by any exterior walls bounding the Premises (measured to the outside surface of the outer glass walls and the midpoint of outer finished column walls, the center line of any common wall separating the Premises from any public corridors and other common areas on such floor). No deduction from the net rentable area shall be made for columns or projections of the Building. Net rentable area in the Premises is stipulated for all purposes to be three thousand four hundred sixty (3,460) square feet, more or less as a result of minor variations. Neither the rent nor any other obligation of Tenant shall be reduced, increased or otherwise affected by determination that the amount of net rentable area contained in the Premises as determined by calculations made pursuant to the definition set forth above after construction of the tenant improvements is more or less than the amount set forth herein.

                  SECTION 1.03. GROSS RENTABLE AREA. The term "Gross Rentable Area" shall mean 115% of the net rentable area. For purposes of this Lease, all payments due Landlord by Tenant which are determined by square footage shall be based upon a Gross Rentable Area of three thousand nine hundred seventy nine (3,979) square feet.


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                  SECTION 1.04. USE OF ADDITIONAL AREA. The use of occupancy by the Tenant of the Premises shall include the use in common with others entitled thereto of the automobile parking areas, driveways, pathways, entranceways, means of ingress and egress, loading and unloading facilities, and other facilities as may be designated from time to time by the Landlord, subject, however, to the term and conditions of this agrement, and to reasonable rules and regulations for the use thereof, as prescribed from time to time by the Landlord.


                                   ARTICLE II

                                      TERM

                  SECTION 2.01. LENGTH OF TERM. The length of this Lease shall be for a term of one (1) year and eleven (11) months, unless otherwise terminated or extended as provided herein.

                  SECTION 2.02. COMMENCEMENT DATE. The term of this Lease shall commence on February 1, 1994 and shall expire on December 31, 1995, unless otherwise terminated or extended as provided herein. If the Tenant occupies the Premises prior to the Commencement Date, such early occupancy shall be subject to all terms and conditions contained in this Lease. All property of Tenant brought upon the Premises shall be kept at Tenant's sole risk.

                                  ARTICLE III

                                      RENT

                  SECTION 3.01. PAYMENT OF RENT. Tenant hereby covenants and agrees to pay Rent to Landlord as hereinafter provided. The payment of said Rent shall begin on the Commencement Date. In the event the Commencement Date occurs on a day other than the first day of a month, Tenant shall pay rent for the fractional month on a per diem basis (calculated on the basis of a thirty [30] day month) until the first day of the month following such Commencement Date, and thereafter the Rent shall be paid in equal monthly installments on the first day of each and every month in advance. Said Rent shall be paid to the Landlord at c/o Becker & Poliakoff, P.A., P.O. Box 9057, Fort Lauderdale, FL 33310, or at such other place as may be designated in writing from time to time by Landlord.

                  SECTION 3.02. BASE RENT

                  A. Rent. Tenant agrees to pay Landlord as Base Rent annually (to be adjusted as provided in Section 3.03 hereof, without any right of setoff, counterclaim or deduction, the annual sum of Eighty Three Thousand Four Hundred Thirty Six and 60/100 ($83, 436.60) Dollars ($20.97) per square foot of Gross Rentable Area per year), plus all applicable sales or rental tax thereon, payable in equal monthly installments of Six Thousand Nine Hundred Fifty Three and 05/100 ($6,953.05) Dollars plus sales tax (as adjusted). Notwithstanding the provisions of the previous sentence, the monthly rent

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for the period beginning February 1, 1994 and ending December 31, 1994 shall be
Six Thousand Nine Hundred Fifty Three and 05/100 ($6,953.05) Dollars plus sales tax. Beginning January 1, 1995, the monthly rent shall be Six Thousand Nine Hundred Fifty Three and 05/100 ($6,953.05) Dollars plus sales tax and plus the adjustment provided in Section 3.03. All past due installments of rent or any other sums due by Tenant to Landlord hereunder shall bear interest at the maximum lawful rate from date due until paid.

                  B. Late fee. Any payment not received by Landlord by the tenth (10th) day of the month shall be considered in arrears and in default of the terms hereof and shall be subject to a late charge in the amount of the greater of five (5%) percent of the outstanding amount or $100.00, which Tenant agrees to pay along with the late rent in the form of a cashier's check, certified check or money order.

                  C. Returned Checks. In the event that Tenant's check is returned for any reason, Tenant agrees to pay Landlord $50.00 as a handling charge in addition any applicable late charge. Returned checks must be redeemed by cashier's check, certified check or money order. In the event that more than one (1) check is returned, Tenant agrees to pay all subsequent rents and charges by cashier's check, certified check or money order.

                  SECTION 3.03. RENTAL ADJUSTMENT. The Base Rent shall be adjusted as follows:

               (a) For the purposes of this Section 3.03, the following definitions shall apply:

                    (i) The term "CPI Index" shall mean the Consumer Price Index for all Urban Consumers based upon the U.S. City Average (all items included, 1967 = 100) published by the United States Department of Labor, Bureau of Labor Statistics;

                    (ii) The term "Base Index" shall mean the CPI Index
                         publicly reported for the calendar month during which the Commencement Date occurs;

                    (iii)The term "Anniversary Month" shall mean December of
                         the calendar year in which the Commencement Date occurs and each successive December thereafter during the Term;

                    (iv) The term "Percentage Increase" shall mean the
                         percentage equal to the fraction, the numerator of which shall be the CPI Index in the Anniversary Month and the Denominator of which shall be the Base Index.

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                         In the event the CPI Index publicly reported in an
                         Anniversary Month shall exceed the Base Index, then Tenant shall pay to Landlord each month during the ensuing calendar year, and thereafter until a new index comparative statement is sent to Tenant an amount equal to the product obtained by multiplying
                         (i) the Percentage Increase by (ii) the monthly base rental for the prior year. Landlord shall send to Tenant an index comparative statement setting forth
                         (i) the CPI Index in the Anniversary Month preceding the date of the statement, (ii) the Base Index, (iii) the Percentage Increase and (iv) the increase in monthly rent. On the first day of the calendar month following the month in which the index comparative statement was rendered, Tenant shall pay to Landlord as additional rent, said increase in monthly rent multiplied by the number of calendar months of the term then elapsed since the previous January 1st and thereafter, until a different index comparative statement is sent to Tenant. During the last year for which such payments were payable, any necessary adjustments will be made when the next index comparative statement is rendered to Tenant.

                         In the event (i) the CPI Index ceases to use the 1967 average of 100 as the basis of calculation, or (ii) a substantial change is made in the quality or quantity of the terms utilized in determining the CPI Index, or
                         (iii) the publishing of the CPI Index shall be discontinued for any reason, the United States Department of Labor may furnish a new index comparable to the CPI Index together with the information which will make possible the conversion of such new index to replace the CPI Index for the purposes of computing the Additional Rent, if any, payable under this
                         Section 3.03. If, for any reason, the United States Department of Labor does not furnish such an index and information, the parties shall thereafter accept and use such other index or comparable statistics to measure the cost of living as shall be computed and published by an agency of the United States government or by a reasonable financial periodical of recognized authority selected by Landlord.

                         The Tenant's failure to pay, when due, any amounts payable pursuant to the provisions of this Section, shall be deemed a default of the Tenant's covenant to pay rent and shall entitle the Landlord to avail itself of any of the rights and remedies reserved in this Lease or available under applicable laws on account of such default.

                         The Tenant's obligation to pay any amounts due pursuant to the provisions of this Section 3.03 shall survive the expiration or sooner termination of the term of this Lease.

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                         Any amounts payable under this Section 3.03 for a
                         portion of a month shall be prorated.

                         Nothing contained herein shall be deemed or construed to reduce the Base Rent and other charges payable under the other provisions of this Lease in the event of a decrease in the CPI Index below the Base Index.

               (b) Notwithstanding the provisions of subparagraph (a) above, the Base Rental shall increase a minimum of four percent and a maximum of eight percent each year.


                                   ARTICLE IV

                                  IMPROVEMENTS

                  SECTION 4.01. IMPROVEMENTS BY LANDLORD. Landlord shall not be responsible for any improvements to the Premises. Tenant takes the Premises in an "as is" condition. All alterations, additions or improvements upon the Premises, including partitions made by either Tenant shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration of the term of this lease. Upon Landlord's request, Tenant shall at termination of this lease, remove any such improvements and place the Premises in the condition they were in prior to such improvements.

                  SECTION 4.02. IMPORVEMENTS BY TENANT. Unless otherwise agreed in a writing attached hereto, Tenant, at its sole cost and expense, shall be responsible for all improvements to the Premises. Provided however, that before any such improvements are made, Tenant shall submit its plans, drawings and specifications to Landlord for Landlord's approval which approval shall not be unreasonably withheld. All bills shall be paid for in full, and Tenant does hereby agree to indemnify, defend and hold harmless Landlord from any and all liens, claims or demands in connection therewith. If any liens are placed against the Premises or the Office Building itself, Tenant shall be responsible for clearing all such liens immediately and, to the extent Landlord incurs any expenses (including attorney fees), Tenant shall be responsible for reimbursement.

                  SECTION 4.03. INSTALLATION OF FIXTURES. Prior to the commencement of the term, if Tenant enters upon the Premises for the purpose of installing trade fixtures and furnishings, such activity on the part of the Tenant shall be done only in such manner as not to interfere with the normal operations of the Office Building or any work being done by Landlord and Landlord shall not be liable to Tenant for damage to or loss of such fixtures, equipment or furnishings. Any equipment or work done which the Landlord installs or constructs in the Premises on the Tenant's behalf shall be paid for by the Tenant as Additional Rent, and shall be subject to all of Landlord's lien rights for unpaid rent. It is mutually agreed that all work performed or requested by the Tenant shall be subject to the approval of the Landlord's architect, mechanical and electrical engineers.

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                  SECTION 4.04. ATLERATIONS. Tenant shall not make any
alterations or additions to the Premises, nor make any contract therefor, without first procuring Landlord's written consent. All alterations, additions and improvements made by Tenant to or upon the Premises, except signs, electrical equipment or other removable trade fixtures or furnishings shall, when made or installed, be deemed to have attached to the Premises and to have become the property of Landlord; provided, however, if prior to termination of this Lease, or within fifteen (15) days thereafter, Landlord so directs by written notice to Tenant, Tenant shall promptly remove the additions, improvements, trade fixtures and installations which were placed in the Premises by the Tenant and which are designated in said notice and shall repair any damage occasioned by such removal, and in default thereof, Landlord may effect said removal and repair at Tenant's expense. All signs, electrical equipment, fixtures, furnishings and other personal property of Tenant kept on the Premises and not removed prior to the expiration of the term or earlier termination thereof shall become the property of the Landlord, to do with as Landlord exclusively deems appropriate.

                                   ARTICLE V

                                 USE BY TENANT

                  SECTION 5.01. USE OF PREMISES. Tenant shall occupy and use the Premises for general office use and for no other purpose. Tenant shall continuously and uninterruptedly during the term of this Lease conduct its customary business activity therein during all normal business days and hours, unless prevented from so doing by strikes, fire, casualty or other causes beyond Tenant's control.

                  SECTION 5.02. RESTRICTIONS ON USE. Tenant shall not use nor permit the Premises to be used for any purpose other than that set forth in
Section 5.01 above, and further covenants and agrees to execute and comply promptly with all statutes, ordinances, rules, orders, regulations and requirements of federal, state, county and city governments regulating the use by Tenant of the Premises. Tenant will not use, or permit the use of the Premises in any such manner that will tend to create a nuisance or tend to disturb other tenants or occupants of the Office Building. The restrictions set forth in this Paragraph shall extend to all agents and employees of the Tenant. Tenant shall take good care of the Premises, fixtures, appurtenances and all alterations, additions and improvements thereof; shall make all repairs in and about the Premises as may be necessary to preserve same in good order and condition, which repairs shall be equal in quality to the original work; shall promptly pay the expenses of such repairs and shall promptly notify Landlord of damage that may occur to the Premises.

                  NO SMOKING POLICY: PURSUANT TO THE INTENT OF THE FLORIDA INDOOR CLEAN AIR ACT AND WITH A VIEW TOWARDS THE HEALTH AND SAFETY OF THE TENANTS, GUESTS AND INVITEES, THERE SHALL BE NO SMOKING ANYWHERE WITHIN THE PREMISES OR THE BUILDING OF WHICH IT IS A PART. SMOKING SHALL BE ALLOWED IN DESIGNATED AREAS ONLY. FAILURE TO OBSERVE AND ENFORCE THIS POLICY SHALL CONSTITUTE A VIOLATION OF FLORIDA LAW AND A DEFAULT UNDER THE LEASE.

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                  SECTION 5.03. BUILDING ACCESS. The main (Atrium) entrance
shall be open to the public from 8 a.m. to 7 p.m. Monday through Friday. Access to the Premises during any other times shall be limited to other entry doors, if any.

                  SECTION 5.04. PARKING. Tenant's employees, principals, agents, contractors and others working on the Premises shall not park in spaces designated as visitor parking. Vehicles are limited to passenger cars and vans; other than normal commercial office deliveries, no trucks or heavy equipment is permitted. Tenant shall give Landlord a list of the make, model and license number of the automobiles of all persons working at the Premises.

                  SECTION 5.05. SIGNS. Without Landlord's prior consent and approval, Tenant shall not (a) install any exterior lighting, awnings, shades or exterior decorations or painting; (b) erect or install any exterior or interior window or door signs or advertising media, window or door lettering or placards or (c) keep or display any merchandise on, or otherwise obstruct the areaways adjacent to the premises. It is the intention of this Section, as related to signs, to maintain an overall sign control for the protection of all tenants. All signs must conform with the Landlord's sign specifications and/or be approved by Landlord prior to installation.


                                   ARTICLE VI

                       MAINTENANCE, REPAIRS AND SERVICES

                  SECTION 6.01. MAINTENANCE BY TENANT. Tenant shall at all times keep the Premises, fixtures, appurtenances, and all alterations, additions and improvements thereof, including, but not limited to all partitions, doors, equipment and all heating, air conditioning, lighting and plumbing fixtures, in good order, condition and repair, any damage by unavoidable casualty excepted. Provided however that structural portions of the Premises, shall be maintained by Landlord; but if Landlord is required to make repairs to structural portions by reason of Tenant's negligent acts or omission to act, Landlord may add the cost of such repairs to the rent which shall thereafter become due. Tenant shall keep the Premises and the areaways adjacent thereto at all times in a neat, clean and sanitary condition, free from waste or debris and shall neither commit nor permit any waste or nuisance thereon. Tenant shall procure trash containers adequate to handle Tenant's trash accumulation.

                  SECTION 6.02. MIANTANANCE BY LANDLORD. If Tenant refuses or neglects to repair promptly the premises as required in Sections 6.01 and 6.03 hereof, in a reasonable time after written demand by the Landlord, the Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's equipment, fixtures and/or other property; or to the loss of business occasioned by reason thereof; and further, upon completion of such repairs, Tenant shall pay Landlord's incurred costs occasioned by such repairs. It is further agreed and understood that said billing of costs so incurred shall include interest at the highest rate allowed by law from the date of completion of the repairs by the Landlord.

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                  SECTION 6.03. REPAIRS BY TENANT. Tenant shall make all
repairs to the Premises, except those which Landlord is specifically obligated to make under the provisions of Sections 6.01 and 6.04 hereof, and except that Tenant shall not be obligated to make structural repairs to the Premises. Tenant shall be responsible for replacement of all plate glass.

                  SECTION 6.04. REPAIRS BY LANDLORD. Landlord shall keep the foundations, exterior and structural walls and roof of the Premises and the Office Building, in good order, condition and repair, and make modifications or replacements which become necessary or required by governmental authority or by reason of the acts of Tenant, its agents, servants or employees, providing however that Tenant shall reimburse Landlord its pro rata share of all expenses of such repairs for each Lease year. Tenant's share of such costs shall be that fractional part of the total of such costs as the total leaseable ground floor area of the Premises bears to the total leaseable ground floor area of the Office Building.

                  SECTION 6.05. SERVICES TO BE RENDERED BY LANDLORD. Landlord will furnish Tenant, while occupying the Premises, with hot and cold water at those points of supply provided; central heat and air conditioning in season, at such time as Landlord normally furnishes these services to other tenants in the Building and at such temperatures and in such amounts as are considered by Landlord to be necessary; provided, however, such service on Saturdays, Sundays and legal holidays shall be provided only upon Tenant's request and agreement in advance to bear the cost of operations attributable to such additional services; and routine maintenance and electrical lighting service for all public areas and special service areas of the building in the manner and to the extent deemed by Landlord to be standard. Landlord will furnish janitorial services on a five (5) day week basis at an additional cost of $-0- per month, proper electrical facilities to furnish sufficient power to typewriter, calculating machines and other office machines of similar low electrical consumption, but not including electricity for electronic data processing equipment, special lighting in excess of Building standard, or any other item of electric equipment, or similar use or kilowatt capacity or a voltage other than 120 volts, single phase; fluorescent bulb replacement in Premises; and two
(2) keys for each corridor door entering the Premises.

                  SECTION 6.06. SPECIAL SERVICES. In the event that by prior agreement with Tenant, Landlord furnishes extra or additional services to be paid by Tenant, a failure to pay for such services within ten (10) days after notice shall authorize Landlord, at Landlord's discretion and with further notice, to discontinue all such services and the services herein provided. Sums due for extra or additional services shall be deemed additional rental due hereunder and the same shall be subject to the provisions herein pertaining to the payment of rent.

                  SECTION 6.07. INTERRUPTION OF SERVICE. Landlord does not warrant that any services will be free from interruption caused by repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel or power or other causes beyond Landlord's control. No such interruptions shall be deemed an eviction or disturbance of Tenant's use and possession or a breach by

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Landlord of Landlord?s obligations, or render Landlord liable for damages, by abatement of rent or otherwise, or relieve Tenant from any obligation hereunder. Failure by Landlord to any extent to provide any services as set forth herein shall not work as an abatement of rent or relieve Tenant from the fulfillment of any covenant hereof.

                  SECTION 6.08. WAIVER OF CLAIMS. Neither Landlord or Landlord?s agents nor servants shall be liable, and Tenant waives all claims for damage to persons or property sustained by Tenant or any occupant of the Premises or other part of the Office Building, or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Premises or the Office Building, or resulting directly or indirectly from any act or neglect of any tenant or occupant or of any other person. This Paragraph shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by roof leaks, air conditioning apparatus, sprinkling devices, water, excessive heat or cold, falling plaster, broken glass, sewage, gas odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Landlord or of other tenants, occupants or servants in the Office Building or of any other person and whether such damage be caused or result from any thing or circumstances above mentioned or referred to, or any other thing or circumstances, whether of a like nature or of a wholly different nature. All property belonging to Tenant or any occupant of the Premises or the Office Building shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.


                  SECTION 6.09. LANDLORD'S RIGHT OF ACCESS. Landlord and its agents shall have free access to the Premises during all reasonable hours for the purpose of examining same and to ascertain if they are in good repair, to make reasonable repairs which the Landlord may be required to make hereunder and to exhibit the same to prospective purchasers, lenders or tenants. In case of any emergency originating in or threatening the Premises, regardless of the time of day or whether the Tenant is present at the time of such emergency, the Landlord, its agents and employees, shall have the right to enter the Premises for the purpose of remedying or abating the cause of such emergency and such right of entry shall be immediate and without the necessity of prior notice to or consent of Tenant. To facilitate entry in the event of such emergency, the Tenant shall deposit under the control of the Landlord a key to the Premises.

                                  ARTICLE VII

                                   INSURANCE

                  SECTION 7.01. INSURANCE BY TENANT. Tenant agrees that, at its own cost and expense, it shall procure and continue in force, in the name of Tenant and with Landlord as an Additional Insured, general liability insurance against any and all claims for injuries to persons and property occurring in, upon, or about the Premises, during the term of this Lease; such insurance, at all times, to be in an amount not less than One Million ($1,000,000) Dollars combined single limit per occurrence. Such insurance shall be written in a company or companies authorized to engage in the business of general

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liability insurance in the State in which the Premises are located, and there shall be delivered to the Landlord customary certificates evidencing such paid-up insurance, which certificates are to be issued by the insurance companies.

                  The policies of insurance provided herein are to be provided by the Tenant, and shall be for a period of not less than one (1) year, it being understood and agreed that fifteen (15) days prior to the expiration of any policy of insurance, the Tenant will deliver to the Landlord a renewal or new policy to take the place of the expiring policy, with the further understanding that, should the Tenant fail to furnish policies, as is provided in this Lease, and at the times herein provided, the Landlord may obtain such insurance, and the premiums on such insurance shall be deemed Additional Rental to be paid by the Tenant to the Landlord upon demand. Tenant shall make no claim for recovery against Landlord and expressly waives any right of recovery against Landlord for damage to or loss of the Premises, or improvements thereon, which damage or loss may arise by fire or any other peril covered by any policy of insurance containing a waiver of subrogation right against the Landlord in which said policy the Tenant is or may be the insured and when said loss is caused by or results from any acts of carelessness or negligence of the Landlord, its officers, employees or other persons under its control. Tenant further covenants and agrees to apply to its insurers for waiver of subrogation against Landlord, its agents and employees, and to obtain same if Tenant's insurers will issue such waiver without cost.

                  SECTION 7.02. INSURANCE BY LANDLORD. Landlord shall maintain at its own cost and expense during the term of this Lease, fire, windstorm, and extended coverage insurance on the Office Building; provided, however, Tenant shall reimburse Landlord for its share of the actual net cost and expense to Landlord of such insurance for that Lease Year. Tenant's share of such costs shall be that fractional part of the total of such costs as the total leasable ground floor area of the Premises bears to the total leasable ground floor area of the Office Building.

                  SECTION 7.03. INDEMNITY FOR ACCIDENTS. Tenant covenants and agrees that it will protect, defend and save and keep the Landlord forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances, whether occasioned by the neglect of Tenant or those holding under Tenant, and that Tenant will at all times protect, defend, indemnify and save and keep harmless the Landlord against and from any and all claims, loss, cost, damage or expense arising out of or from any accident or other occurrence on or about the Premises, causing injury to any person or property whomsoever or whatsoever, and will protect, defend, indemnify and save and keep harmless the Landlord against and from any and all claims, loss, cost, damage or expense arising out of any failure of Tenant in any respect to comply with and perform all the requirements and provisions of this Lease.

                  SECTION 7.04. DESTRUCTION BY FIRE OR CASUALTY. The Tenant shall give immediate notice to Landlord in case of fire or, other casualty in or about the Premises or the Office Building. In the event the Premises shall be damaged by fire, explosion, windstorm or any other casualty, then Landlord shall repair such damages and put the

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Premises in good condition as rapidly as reasonably possible, and Tenant shall be entitled to an equitable abatement of the Fixed Minimum Rent, unless Landlord shall establish that such damage was occasioned by the acts of Tenant, its agents or employees.

                  Notwithstanding any other provisions of this Paragraph to the contrary, if the Premises shall be damaged during the last two (2) years of the lease term, and such damage shall be to the extent of more than twenty-five percent (25%) of the value of the Premises at the time of such damage, then Landlord may, at its election, upon notice to Tenant, within ninety (90) days after such damage, terminate this Lease as of the date of such damage.

                                  ARTICLE VIII

                                     TAXES

                  SECTION 8.01. REAL ESTATE TAXES. Landlord shall pay all real property taxes and assessments levied or payable during the term hereof, by the county and municipality upon the demised land, building and other improvements making up the Office Building.

                  SECTION 8.02 PERSONAL PROPERTY TAXES AND ASSESSMENTS. The Tenant shall pay, before delinquent, any and all taxes, licenses, fees and public charges levied, assessed or imposed, and which become payable during the lease term upon Tenant's fixtures, furniture, appliances and personal property located or installed in the Premises.

                                   ARTICLE IX

                                     TITLE

                  SECTION 9.01. POSSESSION BY TENANT. Tenant covenants and warrants that it has full right and authority to enter into this Lease for the full term hereof. Landlord covenants that Tenant, upon paying the Rent provided for herein and upon performance of the covenants and agreements of this Lease to be performed by said Tenant, will have, hold and enjoy quiet possession of the Premises.

                  SECTION 9.02. SUBLEASE AND ASSIGNMENT. Landlord shall have first refusal right to recapture the premises, on a request by Tenant to sublease or assign. If Landlord does not desire to recapture the premises, then Tenant shall not sublease, sublet or assign the Premises or any portion thereof except by written permission and consent of Landlord, references elsewhere contained herein to assignees notwithstanding. Any such subleasing or assignment, even with the approval of the Landlord, shall not relieve the Tenant from liability for payment of the rental and any other monies due Landlord herein provided for or from the obligation to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the assignment or subletting of the Premises. Any change in twenty percent (20%) or more of the equitable or beneficial ownership of Tenant shall be deemed on assignment of this Lease.

                  SECTION 9.03. FINANCING. Tenant agrees that Tenant's rights under this Lease are and shall always be subordinate to the lien of any mortgage or trust deeds now or hereafter placed from time to time upon the land and the Office Building. Tenant shall, upon written demand from Landlord, execute such other and further instruments or assurances subordinating this Lease to the lien or liens of any such mortgage or trust deeds. If any mortgage or trustee under a trust deed elects to have Tenant's interest in this Lease superior to any such interest by notice to Tenant, then this Lease shall be deemed superior to any such mortgage or trust deed whether this Lease was executed before or after such mortgage or trust deed.

                  SECTION 9.04. SURRENDER OF PREMISES. Tenant shall, upon the expiration date or sooner termination of this Lease, surrender to Landlord the Premises, together with all replacements thereto in good order, condition and repair, except for ordinary wear and tear and loss by fire or other casualty. If Tenant fails to surrender the Premises as required herein, Tenant shall be deemed a month-to-month tenant and shall pay Landlord, as holdover rent, the monthly rental amount as was payable in the last month of the lease term multiplied by three (3), in addition to all other costs or payments required under this Lease Agreement, for the duration of such holdover period.

                  SECTION 9.05. EMINENT DOMAIN. In the event the Premises, or any part thereof, shall be taken or condemned for public purposes by any competent authority, the entire compensation awarded therefore shall belong to the Landlord, without any deduction therefrom for any present or future estate of Tenant; provided, however, that in the event any part of the Premises itself or more than twenty percent (20%) of the Office Building shall be so taken or condemned, then either the Landlord or Tenant shall have the option of terminating the term of this Lease upon giving to the other written notice of such election within thirty (30) days after possession of the part condemned has been taken by proper authorities, whereupon the term of this Lease shall be terminated, as of the date on which possession is so taken. If neither Landlord or Tenant so elects to terminate the term of this Lease, the Landlord at its own expense, shall repair and restore the premises not affected by the taking and thereafter, if a part of Premises itself has been taken or condemned, the Fixed Minimum Rent to be paid by the Tenant shall be equitably and proportionately reduced.

                                   ARTICLE X

                                    DEFAULT

                  SECTION 10.01. DEFAULT BY TENANT. All of the rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. It is agreed that in the event:

               (i) That the Tenant shall fail, neglect or refuse to pay any installment of Fixed Minimum Rent or Additional

                    Rent at the time, and in the amount as herein provided, or to pay any other monies agreed by it to be paid promptly when and as the same shall become due and payable under the terms hereof;

               (ii) That any voluntary or involuntary petition or similar pleading, under any section or sections of any bankruptcy act, shall be filed by or against Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant's debts, and the same shall not be dismissed or discharged within thirty (30) days after notice thereof in writing;

               (iii)That the Tenant shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained and to be kept and performed by it, and in the event any such default shall continue, for a period of more than thirty (30) days after notice thereof in writing given to the Tenant, by the Landlord; provided, however, that if the cause for giving such notice involves the making of repairs, or other matters reasonably requiring a longer period of time than the period of such notice, the Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within the period set forth in the notice, and is diligently prosecuting compliance with said notice, or has taken proper steps or proceedings, under the circumstances, to prevent the seizure, destruction, alteration or other interference with said Premises by reason of noncompliance with the requirements of any law or any ordinance or with the regulations, rules or directions of any government authority, as the case may be;

               (iv) That the Tenant makes any assignment of its property for the benefit of creditors, or should the Premises be taken under a levy of execution or attachment, in an action against the Tenant, and such levy, attachment or assignment is not dismissed and discharged within thirty (30) days after written notice thereof to Tenant by Landlord, the Tenant does hereby authorize and fully empower said Landlord or Landlord's agent to cancel or annul this Lease at once and to re-enter and take possession of said Premises immediately, and remove all persons and their property therefrom, and to use such force and assistance in effecting and perfecting such removal as said Landlord may deem necessary and advisable to recover at once full and exclusive possession of all of said Premises, whether in possession of said Tenant or of their persons or otherwise. At Landlord's option, Landlord may declare all installments of Minimum Rent and Additional Rent as adjusted at the time of default for the remainder of the Lease term, to be immediately due and payable whereupon the same shall become immediately due and payable.

                  The Landlord may, however, at its option, at any time after such default or violation of condition or covenant, reenter and take possession of said Premises without such re-entering working a forfeiture of the rents to be paid and the covenants, agreements and conditions to be kept and performed by said Tenant for the full term of this Lease. In such event, the Landlord shall have the right, but not the obligation, to divide or subdivide the Premises in any manner the Landlord may determine and to lease or let the same or portions thereof for such periods of time and at such rentals and for such use and upon such covenants and conditions as Landlord may elect, applying the net rentals from such letting first to the payment of Landlord's expenses incurred in dispossessing the Tenant and the costs and expenses of making such improvements in the Premises as may be necessary in order to enable the Landlord to relet the same, and to the payment of any brokerage commissions or other necessary expenses of the Landlord in connection with such reletting. The balance, if any, shall be applied by the Landlord from time to time, but in any event not less than once each month, on account of the payments due or payable by the Tenant hereunder, with the right reserved to Landlord to bring such actions or proceedings for the recovery of any deficits remaining unpaid as it may deem advisable from time to time, without being obligated to await the end of the term hereof for a final determination of the Tenant's account and the commencement or maintenance of one (1) or more actions shall not bar the Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Paragraph. Any balance remaining, however, after full payment and liquidation of Landlord's account, as aforesaid, shall be paid to the Tenant from time to time with the right reserved to the Landlord at any time to give notice in writing to the Tenant of Landlord's election to cancel and terminate this Lease and all Tenant's obligations hereunder and upon the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant's favor that may at the time be owing to Tenant shall constitute a final and effective cancellation and termination of this Lease and the obligations thereunder on the part of either party to the other.

                  In addition to the foregoing, collection costs and reasonable attorneys' fees shall be paid by Tenant if delinquencies are referred for collection.

                  SECTION 10.02. LIEN OF LANDLORD FOR RENT, TAXES AND OTHER SUMS. Landlord shall have, and Tenant hereby grants, a security interest in any furnishings, equipment, fixtures, inventory, accounts receivable, or other personal property of any kind belonging to Tenant, or the equity of Tenant therein, on the Premises. The security interest is granted for the purpose of securing the payment of rent, other charges, assessments, penalties and damages herein covenanted to be paid by Tenant and for the purpose of securing the performance of all other obligations of Tenant under this Lease. Upon Tenant's default or breach of any covenants of this Lease, Landlord shall have all remedies available under the law of the State where the Premises are located including, but not limited to, the right to take possession of the above mentioned property and dispose of it by public or private sale in a commercially reasonable manner. Tenant shall, upon demand, reimburse Landlord for all filing and recording fees and taxes incurred in connection with filing and recording of Financing Statements if the same be necessary to perfect Landlord's security interest. Landlord's statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

                                   ARTICLE XI

                                 MISCELLANEOUS

                  SECTION 11.01. NOTICES. Whenever under this Lease a provision is made for any demand or notice of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice or demand to the other, it shall be in writing sent by overnight mail or certified mail, return-receipt requested, postage prepaid, if to the Tenant addressed to the Tenant at 3111 Stirling Road, Suite C307, Ft. Lauderdale, FL 33312, and if to the Landlord addressed to the Landlord at c/o Becker & Poliakoff, P.A., P.O. Box 9057, Ft. Lauderdale, FL 33310, and either party may by like notice at any time and from time to time designate a different address to which notices shall be sent. Such notices or demands shall be deemed sufficiently served or given for all purposes hereunder at the time they shall be mailed by an overnight delivery service or by United States certified mail, as aforesaid.

                  SECTION 11.02. WAIVER. One (1) or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same term, covenant or condition. The consent or approval of either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

                  SECTION 11.03. RELATIONSHIP OF PARTIES. Nothing contained in this Lease nor any act or acts of the parties shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant, other than the relationship of landlord and tenant.

                  SECTION 11.04. GOVERING LAWS. The laws of the State in which the Premises is situated shall govern the validity, performance and enforcement of this Lease.

                  SECTION 11.05. SAVINGS CLAUSE. The inva1idity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

                  SECTION 11.06. MARGINAL HEADINGS. The paragraph titles herein are for convenience only and do not define, limit or construe the contents of such paragraph.

                  SECTION 11.07. COVENANT TO BIND SUCCESSORS. It is agreed that the provisions, covenants and conditions of this Lease shall be binding on the legal representatives, heirs, successors and assigns of the respective parties hereto.

                  SECTION 11.08. FINANCIAL STATMENTS. Throughout the term of this lease, Tenant shall provide Landlord at the time such statements are available to Tenant and without notice or demand its most current and complete financial statement, including, but not limited to, its balance sheet and profit and loss statement.

                  SECTION 11.09. CREDIT REPORTS. The Tenant's performance under this Lease Agreement may be reported to credit reporting agencies. The Landlord may also obtain a consumer report of Tenant's credit history from a credit reporting agency. Upon request, Tenant will be informed whether a consumer report was obtained and if so, the name and address of the agency furnishing the report.

                  SECTION 11.10. NO RECORDATION. This Lease shall not be recorded by Tenant in the Public Records of Broward County, Florida or in any other place. Any attempted recordation by Tenant shall render this Lease null and void and entitle the Landlord to the remedies provided against Tenant's default. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of Lease in respect of any modification of this Lease, sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

                  SECTION 11.11. ESTOPPEL CERTIFICATE. Within ten (10) days after request therefor by Landlord, the Tenant shall furnish an estoppel certificate. Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and there are no defenses or offsets thereto, or stating those claimed by Tenant.

                  SECTION 11.12. EXCULPATION. Tenant agrees that Tenant shall look solely to Landlord's interest in the Office Building for the satisfaction of any claims, judgments or decrees requiring the payment of money by Landlord based upon default hereunder. No other property or assets of Landlord, its successors or assigns shall be subject to levy, execution or other enforcement procedure.

                  SECTION 11.13. FORCE MAJEURE. Landlord or Tenant shall not be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by Acts of God, strikes, lockouts, decree or restriction by any governmental authority, civil riot, floods, financing, and any other cause not reasonably within the control of Landlord or Tenant, and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part to prevent or overcome.

                  SECTION 11.14. PREVAILING PARTY. In the event that litigation is required to enforce this Agreement, the prevailing party shall be entitled to reimbursement of its legal costs and attorney's fees, including appeals.

                  SECTION 11.15. RADON GAS. In accordance with the provisions of Florida Statutes Chapter 404.29(8), notification is hereby tendered concerning the possible existence of Radon Gas in or about the Property. Please be advised that:

                  "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it overtime. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit."

                  SECTION 11.16. ENTIRE AGREEMENT. This Lease, and the
Exhibits and Rider, if any, attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant governing the Premises. There are no covenants, promises, agreements, conditions and understandings, either oral or written, between them other than those herein set forth. Except as herein provided, no subsequent alterations, amendments, changes or additions to this Lease shall be binding upon the Landlord or Tenant, unless reduced to writing and signed by both parties.

                  SECTION 11.17. NEGOTIATION AND EXECUTION. The furnishing of this Lease by the Landlord to the prospective Tenant shall not be considered an offer to lease, even though completed in every respect, until and unless the document has been executed by the appropriate officers of Landlord. No correspondence or other communication respecting this Lease shall create any obligation to go forward with this Lease until the Lease document is fully completed and executed by both the Landlord and Tenant.

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease this day and year first above written.

Signed and Acknowledged                         Landlord
In the Presence Of:                             GARY A. POLIAKOFF, TRUSTEE


/s/  Carmen Siena                               /s/  Gary A. Poliakoff, Trustee
-----------------                               -------------------------------
/s/  Sharon Adams
-----------------
                                                Tenant:

                                                THE ULTIMATE SOFTWARE
                                                GROUP, LTD.

/s/   Vivian Maza                               By: /s/ Scott Scherr
-----------------                                  -----------------
/s/   Sherry Ginsberger                         Its: General Partner
-----------------------                             ----------------


                                                Federal Tax I.D. No. (if
                                                corporation) or Social Security
                                                No. (if individual):

                                                65-0223024
                                                ---------------------------
                                                (Must be filled in)

                                    GUARANTY
                                    --------

                  In consideration of the execution by Gary A. Poliakoff, as Trustee, ("Landlord") of that certain Lease Agreement dated 11-16-1993 with THE ULTIMATE SOFTWARE GROUP, LTD., a Florida limited partnership, ("Tenant"), the undersigned being the majority shareholder of the general partner of the Tenant hereby unconditionally and irrevocably guarantees the Tenant's performance of its obligations under the lease including the payment of all sums due and owing Landlord by Tenant.

                  The undersigned further consents that the Landlord shall have the absolute right, without notice to the undersigned, to extend the time performance of the obligations of Tenant or to vary or modify any of the terms of the lease without affecting the undersigned's liability hereunder. This Guaranty shall remain in full force and effect notwithstanding any failure of the Landlord to exercise any right against the Tenant. This Guaranty shall inure to the benefit of the Landlord, his beneficiaries, successors, and assignees and shall be binding upon the successors and assignees of the undersigned.


WITNESSES:

/s/   Vivian Maza
-----------------
/s/   Sherry Ginsberger                     /s/ Scott Scherr
-----------------------                     --------------------------------
                                                     Scott Scherr

                          LEASE MODIFICATION AGREEMENT
                          ----------------------------

                  THIS LEASE MODIFICATION AGREEMENT is made and entered into this 6 day of December, 1993, by and between GARY A. POLIAKOFF, TRUSTEE (hereinafter referred to as "Landlord"), and THE ULTIMATE SOFTWARE GROUP, LTD. (hereinafter referred to as "Tenant");

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (hereinafter referred to as "Lease"), dated November 16, 1993 regarding certain leased premises more particularly described as Suite 308 in the Office Building located at 3111 Stirling Road, in the City of Ft. Lauderdale, County of Broward, and State of Florida, which premises contains three thousand four hundred sixty (3,460) square feet, more or less, of net leasable area (as hereinafter defined) referred to herein as the "Premises" (which Lease is attached hereto), and,

                  WHEREAS, Landlord and Tenant desire to modify the Lease as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable considerations, the parties hereto agree as follows:

                  1. Representations. The representations set forth above are true and correct and made a part hereof.


                  2 Premises/Net Rentable Area. The Premises is hereby enlarged and expanded to include Suite 307, adjacent to Suite 308, all comprising a part of the Office Building located at 3111 Stirling Road, in the City of Ft. Lauderdale, County of Broward, and State of Florida. The total Net Rentable Area of the Premises, as hereby enlarged and expanded, contains four thousand nine hundred twenty four (4924) square feet, more or less, of net leasable area (as hereinafter defined) referred to herein as the "Premises" (which Lease is attached hereto), and,

                  3 Gross Rentable Area. Gross Rentable Area in the Premises, as defined in Section 1.03 of the Lease Agreement, is stipulated to be five thousand six hundred sixty three (5663) square feet, more or less as a result of minor variations.

                  4. Base Rent. The modified Base Rent, as defined in Section
3.02 of the Lease Agreement, and as hereafter adjusted as provided in Section
3.03 in the Lease Agreement, is the annual sum of One Hundred Eighteen Thousand Two Hundred Thirty Six and sixty/100ths ($118,236.60) Dollars, plus all applicable sales or rental tax thereon, payable in equal monthly installments of Nine Thousand Eight Hundred Fifty Three and 05/100ths ($9853.05) Dollars plus sales tax (as adjusted). Beginning January 1, 1995, the monthly Base Rent installment shall be Nine Thousand Eight Hundred, Fifty Three and

05/100ths ($9853.05) Dollars plus sales tax and plus the adjustment provided in
Section 3.03 of the Lease Agreement.

                  5. Remaining Lease Provisions. All remaining terms and conditions of the Lease shall remain in full force and effect and are hereby reaffirmed, restated and ratified except as specifically modified herein.

                  6 IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals on the date set forth above.

                                          Landlord:
                                          GARY A. POLIAKOFF, TRUSTEE

                                          /s/  Gary A. Poliakoff, Trustee
                                          -------------------------------

                                          Tenant:THE ULTIMATE SOFTWARE
                                          GROUP, LTD.

                                          By: /s/ Scott Scherr
                                             -----------------
                                          Its: General Partner
                                              ----------------

                   [Letterhead of Gary A. Poliakoff, Trustee]


                               November 18, 1997

Scott Sherr, President
Ultimate Software Group
3111 Stirling Road, #C-308
Fort Lauderdale, FL 33312

                  Re: Extension of Lease for an Additional One Year Term
                      Expiring on December 31, 1998.

Dear Scott:

                  It's hard to believe another year has past. I trust your new building is moving forward and that you will soon be able to relocate into your new home. For the past two years I have accommodated your need to remain in place; and in fact have allowed you to utilize every available nook and cranny -- far beyond the anticipated occupancy limitations. I have also frozen your rental notwithstanding the fact that both the real estate taxes and cost of maintenance have increased.

                  I am prepared to grant an additional one year extension, through December 31, 1998, at a slight increase of rental. Ultimate Software is currently paying $15,867.00 monthly, exclusive of sales taxes. [This does not include your sub-let of Suite B from Becker & Poliakoff, P.A.] I propose an increase of $500.00 per month for the term of the lease. If this meets with your approval, kindly indicate same by signing and returning one original to my attention.

                                                     Sincerely,


                                                     /s/ Gary A. Poliakoff, J.D.
                                                     ---------------------------
                                                     GARY A. POLIAKOFF, J.D.

Gap / AE

                  Agreement to extend the expiring lease for an additional term of one year commencing on January 1, 1998 and ending on December 31, 1998, under the same terms and conditions of the existing lease and all addenda thereto, at the monthly rental of $16,367.00 plus applicable sales taxes.

                                                 Ultimate Software Group

                                                 By: /s/ Mitchell Dauerman
                                                    ---------------------------
                                                         Mitchell Dauerman, CFO